Ferrellgas, Inc. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
As of October 31, 2007 and July 31, 2007

FERRELLGAS, INC. AND SUBSIDIARIES

Table of Contents

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CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

Condensed Consolidated Balance Sheets – October 31, 2007 and July 31, 2007	1
Notes to Condensed Consolidated Balance Sheets	2

FERRELLGAS, INC. AND SUBSIDIARIES
(a wholly-owned subsidiary of Ferrell Companies, Inc.)
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)
(unaudited)
	October 31,	July 31,
ASSETS	2007	2007
Current assets:
Cash and cash equivalents	$17,886	$21,440
Accounts and notes receivable, net	124,302	118,320
Inventories	176,571	113,807
Prepaid expenses and other current assets	24,975	16,782

Total current assets	343,734	270,349
Property, plant and equipment, net	752,766	768,246
Goodwill	483,420	483,689
Intangible assets, net	240,941	246,283
Other assets, net	20,371	17,874

Total assets	$1,841,232	$1,786,441

LIABILITIES AND STOCKHOLDER’S EQUITY (DEFICIENCY)

Current liabilities:
Accounts payable	$75,421	$62,103
Short-term borrowings	136,613	57,779
Other current liabilities	122,145	107,231

Total current liabilities	334,179	227,113
Long-term debt	1,012,941	1,011,751
Deferred income taxes	5,729	5,402
Other liabilities	18,935	18,873
Contingencies and commitments (Note F)	—	—
Minority interest	383,642	417,904
Parent investment in subsidiary	163,891	180,160
Stockholder’s equity (deficiency):
Common stock, $1 par value;
10,000 shares authorized; 990 shares issued	1	1
Additional paid-in-capital	20,501	20,429
Note receivable from parent	(145,188)	(145,231)
Retained earnings	43,684	45,303
Accumulated other comprehensive income	2,917	4,736

Total stockholder’s equity (deficiency)	(78,085)	(74,762)

Total liabilities and stockholder’s equity (deficiency)	$1,841,232	$1,786,441

FERRELLGAS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED BALANCE SHEEETS
October 31, 2007
(Dollars in thousands, unless otherwise designated)
(unaudited)

A.	Organization and formation

The accompanying consolidated balance sheets and related notes present the consolidated financial position of Ferrellgas, Inc. (the “Company”), its subsidiaries, which include its general partnership interest in both Ferrellgas Partners, L.P. (“Ferrellgas Partners”) and Ferrellgas, L.P. (the “operating partnership”). The Company is a wholly-owned subsidiary of Ferrell Companies, Inc. (the “Ferrell” or “Parent”).

The condensed consolidated balance sheets of the Company reflect all adjustments that are, in the opinion of management, necessary for a fair presentation of the interim periods presented. All adjustments to the consolidated balance sheets were of a normal, recurring nature. The information included in this Quarterly Report should be read in conjunction with the consolidated financial statements and accompanying notes as set forth in the Company’s consolidated financial statements for fiscal 2007.

B. Summary of significant accounting policies

(1) Nature of operations:
The Company is a holding entity that conducts no operations and has three subsidiaries, Ferrellgas Partners, Ferrellgas, L.P. and Ferrellgas Acquisitions Company, LLC (“Ferrellgas Acquisitions Company”).

The Company owns a 1% general partner interest in Ferrellgas Partners and an approximate 1% general partner interest in the operating partnership. The operating partnership is the only operating subsidiary of Ferrellgas Partners. The Company owns a 100% equity interest in Ferrellgas Acquisitions Company. Limited operations are conducted by or through Ferrellgas Acquisitions Company, whose only purpose is to acquire the tax liabilities of acquirees of Ferrellgas Partners. Ferrellgas is engaged primarily in the distribution of propane and related equipment and supplies in the United States. The propane distribution market is seasonal because propane is used primarily for heating in residential and commercial buildings. Ferrellgas serves residential, industrial/commercial, portable tank exchange, agricultural and other customers in all 50 states, the District of Columbia and Puerto Rico.

(2) Accounting estimates:
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements. Actual results could differ from these estimates. Significant estimates impacting the condensed consolidated balance sheets include accruals that have been established for contingent liabilities, pending claims and legal actions arising in the normal course of business, useful lives of property, plant and equipment assets, residual values of tanks, capitalization of customer tank installation costs, amortization methods of intangible assets, and valuation methods used to value sales returns and allowances, allowance for doubtful accounts, derivative commodity contracts and stock and unit-based compensation calculations.

(3) New accounting standards:
Statement of Financial Accounting Standards (“SFAS”) No. 157, “Fair Value Measurements” defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. This statement is effective for fiscal years beginning after November 15, 2007. The Company is currently evaluating the potential impact of this statement.

SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities,” provides entities the irrevocable option to elect to carry most financial assets and liabilities at fair value with changes in fair value recorded in earnings. This statement is effective for fiscal years beginning after November 15, 2007. The Company is currently evaluating the potential impact of this statement.

FASB Interpretation No. 48 (“FIN 48”), “Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109” provides a recognition threshold and measurement attribute for the recognition and measurement of a tax position taken or expected to be taken in a tax return and also provides guidance on derecognition, classification, treatment of interest and penalties, and disclosure. FIN 48 is effective for fiscal years beginning after December 15, 2006. The adoption of this interpretation during fiscal 2008 did not have a significant impact on Ferrellgas.

(4) Income taxes
Deferred taxes consisted of the following:

	October 31,	July 31,
	2007	2007
Deferred tax assets	$4,224	$1,718
Deferred tax liabilities	(5,729)	(5,402)

C. Supplemental balance sheet information

Inventories consist of:

	October 31,	July 31,
	2007	2007
Propane gas and related products	$154,442	$89,769
Appliances, parts and supplies	22,129	24,038

	$176,571	$113,807

In addition to inventories on hand, the Company enters into contracts primarily to buy propane for supply procurement purposes. Most of these contracts have terms of less than one year and call for payment based on market prices at the date of delivery. All fixed price contracts have terms of fewer than 24 months. As of October 31, 2007, the Company had committed, for supply procurement purposes, to take net delivery of approximately 41.9 million gallons of propane at fixed prices.

Other current liabilities consist of:

	October 31,	July 31,
	2007	2007
Accrued interest	$26,011	$23,447
Accrued payroll	14,746	16,680
Accrued insurance	14,382	11,602
Current portion of long-term debt	2,766	2,957
Customer deposits and advances	35,351	21,018
Other	28,889	31,527

	$122,145	$107,231

D. Accounts receivable securitization

The operating partnership transfers certain of its trade accounts receivable to Ferrellgas Receivables, LLC (“Ferrellgas Receivables”), a wholly-owned unconsolidated, special purpose entity, and retains an interest in a portion of these transferred receivables. As these transferred receivables are subsequently collected and the funding from the accounts receivable securitization facility is reduced, the operating partnership’s retained interest in these receivables is reduced. The accounts receivable securitization facility consisted of the following:

	October 31,	July 31,
	2007	2007
Retained interest	$16,989	$14,022
Accounts receivable transferred	$92,500	$76,250

The retained interest was classified as accounts and notes receivable on the condensed consolidated balance sheets. The operating partnership had the ability to transfer, at its option, an additional $21.3 million of its trade accounts receivable at October 31, 2007.

The weighted average discount rate used to value the retained interest in the transferred receivables was 5.6% and 5.3% as of October 31, 2007 and July 31, 2007, respectively.

E.	Long-term debt

Long-term debt consists of:

	October 31,	July 31,
	2007	2007
Senior notes
Fixed rate, Series C-E, ranging from 7.12% to 7.42% due 2008-2013	$204,000	$204,000
Fixed rate, 8.75%, due 2012, net of unamortized premium	269,756	269,851
Fixed rate, Series C, 8.87%, due 2009	73,000	163,000
Fixed rate, 6.75% due 2014, net of unamortized discount	249,413	249,391
Credit facilities, variable interest rates, expiring 2009 and 2010 (net of $136.6 million and $57.8 million classified as short-term borrowings at October 31, 2007 and July 31, 2007, respectively)	212,087	120,021
Notes payable, due 2008 to 2016, net of unamortized discount	7,407	8,395
Capital lease obligations	44	50

	1,015,707	1,014,708
Less: current portion, included in other current liabilities on the condensed consolidated balance sheets	2,766	2,957

	$1,012,941	$1,011,751

During August 2007, the Company made scheduled principal payments of $90.0 million of the 8.78% Series B Senior Notes using proceeds from borrowings on the unsecured bank credit facilities.

Unsecured bank credit facilities
As of October 31, 2007, the operating partnership had total borrowings outstanding under the unsecured bank credit facilities of $348.7 million. The Company classified $136.6 million of this amount as short term borrowings since it was used to fund working capital needs that management intends to pay down within the next 12 months. These borrowings have a weighted average interest rate of 7.20%. As of July 31, 2007, the operating partnership had total borrowings outstanding under the unsecured bank credit facilities of $177.8 million. The Company classified $57.8 million of this amount as short term borrowings since it was used to fund working capital needs that management had intended to pay down within the following 12 months. These borrowings had a weighted average interest rate of 7.21%.

F. Contingencies

The Company’s operations are subject to all operating hazards and risks normally incidental to handling, storing, transporting and otherwise providing for use by consumers of combustible liquids such as propane. As a result, at any given time, the Company is threatened with or named as a defendant in various lawsuits arising in the ordinary course of business. Currently, the Company is not a party to any legal proceedings other than various claims and lawsuits arising in the ordinary course of business. It is not possible to determine the ultimate disposition of these matters; however, management is of the opinion that there are no known claims or contingent claims that are reasonably expected to have a material adverse effect on the condensed consolidated financial condition of the Company.